BAML Leveraged Finance Conference December 2020 Exhibit 99.1

31 Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2019, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

Business Overview Eddie Lehner President & Chief Executive Officer Molly Kannan Controller & Chief Accounting Officer

As of the end of the third quarter of 2020, Ryerson has increased book value of equity by $315M since 2010. Ryerson’s net debt and pension obligations have decreased by approximately $440M & $130M, respectively, in the last 10 years. These significant legacy liability reductions have driven down our cash interest & pension fixed cash commitments. Ryerson’s owned real estate has a current value estimate of over $425M (>2x net book value) based on an extrapolation of the sale-leaseback transaction completed in Q4 2019 evidencing significant untapped additional asset and collateral value. The amendment and five-year extension of the revolving credit facility marked another important advancement in improving our balance sheet and cost of debt capital following the bond refinance. Consistently Better In Every Way Completed ABL Amend & Extend Strong Real Estate Portfolio with Unrealized Appreciation Lower Legacy Liabilities Higher Book Value of Equity and Strong Cash Flow Generation Through the Cycle Achieved a coupon 250 bps lower on a reduced principal amount, favorable optional redemption terms (which provide further deleveraging optionality), and an 8-year runway for future operating model enhancements. Successful Refinance of 11.00% 2022 Notes  Ryerson has improved its through-the-cycle operating model, expanded its customer base, increased its market share and variabilized its cost structure, all of which have driven either an upgraded rating or a favorable first-time rating from each agency that covers Ryerson. Credit Rating Upgrade Driven by an Improved Through-the-Cycle Operating Model

~100 Locations 178 Years 42,000 Customers 75,000 Products Creating great customer experiences at Speed, Scale, & Consistency in a fragmented industrial metals marketplace Intelligent Network  of Service Centers

Diverse End-Markets – More than 42,000 Active Customers End market percentages are based on 2019 sales as disclosed in Ryerson’s Annual Report on Form 10-K for the year ended December 31, 2019. Secular growth end markets emerging in climate/HVAC, cloud computing, and e-commerce Includes renewable energy Includes automation Includes electric vehicles & software infrastructure Includes electric vehicles

Strong Liquidity to Fund Operations and Investments Ryerson has ample liquidity to fund operations throughout the COVID-19 crisis The Company’s liquidity increased by approximately $48 million compared to the second quarter driven by Adj. EBITDA , excl. LIFO generation and excellent working capital management while navigating through the extreme pandemic induced economic impacts.  We accomplished this while also significantly reducing net debt during this period. ($M)

Stronger Cycle Resilience: Better in the "Ups" & through the "Downs"

Ryerson's Improvements Show Through When Comparing Recessionary Periods

$M	1st Comparative Period			2nd Comparative Period			Current Period		
	2008	2009	2010	2014	2015	2016	2018	2019	Q3 2020 YTD
Gross Margin, excl. LIFO	15.1%	9.2%	15.2%	17.6%	16.0%	19.7%	19.2%	16.9%	17.0%
Expenses excl. D&A as a % of Sales	10.3%	14.6%	12.0%	12.8%	12.9%	14.2%	12.7%	12.8%	14.0%
Adj. EBITDA, excl. LIFO	$277	($137)	$134	$218	$109	$178	$308	$190	$86
Interest Coverage Ratio	2.5x	∞*	1.2x	2.0x	1.1x	2.0x	3.1x	2.0x	1.4x
Cash Conversion Cycle	103	101	86	94	91	80	75	78	78
Net Debt	$900	$639	$1,128	$1,171	$958	$882	$1,130	$923	$692
Leverage Ratio	3.2x	∞*	8.5x	5.4x	8.8x	5.0x	3.7x	4.9x	5.2x
Pension Liability	$296	$323	$306	$277	$238	$216	$181	$140	$175
Book Value of Equity	$392	$154	($183)	($125)	($141)	($49)	$76	$179	$132
U.S. Industry Shipments, Tons	48M	31M	37M	45M	41M	39M	42M	39M	26M
Bloomberg Commodity Index	117	139	162	104	79	88	77	81	71

- Ryerson continues improving operating metrics and leverage ratios through the cycle from peak to trough.
- After adjusting for one time impacts from bond refinancing and ABL amend & extend events, normalized cash interest expense is expected to be significantly lower moving forward as compared to the prior 10-year average.

**2009 leverage ratio not meaningful since it is calculated as net debt / Adj. EBITDA, excl. LIFO and the latter was negative in 2009.*

RYERSON

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Decreasing Net Debt with Secured Optionality Ryerson has driven down net debt and fixed cash commitments as part of its transformation strategy and has begun to exercise the optional redemption terms secured in the July 2020 refinance  2012 2016 2020F Bond Principal Amt $900M $650M $450M Coupon 9.75% 11.00% 8.50% Annual Interest $87.8M $71.5M $38.3M   Ryerson reduced net debt by $231M in the first nine months of 2020 to $692M, the lowest achieved in ten years. On July 22nd, Ryerson closed the refinance of its 11% Senior Secured Notes and issued $500M in 8.5% Senior Secured Notes. The reduced coupon and principal is expected to save approximately $16M in annual interest expenses. Ryerson also secured favorable redemption terms, which will allow the Company to reduce the outstanding principal by up to $100 million at 104% within the first two years, and up to 10% of the original principal in each of the first three years at 103%. On October 30th, Ryerson exercised the first of these terms to redeem $50M in outstanding Notes at a price of 103%, plus accrued interest. This redemption is expected to provide Ryerson $4.3M in annual interest rate savings. Net Debt ($M) Reduced Principal & Interest

Successful asset management & significant debt reduction are expected to result in substantially higher collateral coverage compared to previous years Current Asset Coverage 2.3x Collateral Coverage 1.7x Tangible Asset Value September 30, 2020 ($M) 1.8x Collateral Coverage 1.6x Tangible Asset Value As of December 31, 2018 ($M) 2.1x Collateral Coverage 1.6x Tangible Asset Value As of December 31, 2019 ($M) *Other includes operating lease assets. Net debt of $692M

Significant Reduction in Annual Fixed Cash Commitments Since going public in 2014, legacy liabilities have declined significantly, even with the addition of CS&W’s pension obligations in July of 2018. Lower annual interest expenses have further decreased fixed cash commitments going forward. $M *A portion of the 2020F pension and retiree medical contributions has been deferred to 2021 in accordance with the CARES Act.

Best in Class Free Cash Flow Yield Free cash flow yield over the past 23 quarters was well above our publicly-traded peer group and compares favorably to the Composite S&P 500 Free Cash Flow Yield. Our improved operating profile led to a 28% average free cash flow yield for the five-year period of 2015-2019. Counter-cyclical cash flow generation thus far in 2020 has driven that average yield up to 44%. *Free cash flow calculated as net cash flow provided by (used in) operating activities plus proceeds from sales of property, plant, & equipment, less capital expenditures. *Market capitalization represents an average of the beginning and ending shares outstanding, multiplied by average daily share price.

13 6% U.S. Market Share 15% Value-Add Mix 20% Gross Margin, excl. LIFO 2.0x Net Debt / Adj. EBITDA, excl. LIFO $600m/$50M CS&W Net Sales/Adj. EBITDA, excl. LIFO Strategic Priorities for Obtaining Next Phase Targets – All About Creating The Industry's Best Customer Experience with Consistency and at Scale. Increase value-add as a percentage of sales as investments of past five years take deeper root Achieve Central Steel & Wire long-term, mid-cycle targets for revenue, EBITDA and working capital management Ryerson digitalization initiatives and footprint optimization work drive differentiation in the industry Reduce net leverage as further operating model improvement realizations take effect

Navigating Through the Unprecedented 2020 Environment Growth Supportive Factors - Low Imports - Inventory Replenishment - Fiscal Stimulus - Supply Side Responses - Reshoring - YITTB- Yes, It’s Time to Build Movement Uncertainties - Asynchronous Virus Uncertainty - Continued Fiscal and Monetary Stimulus - Working Capital Flywheel RPM’s - Labor Market Dislocations/Unemployment - Business Investment Confidence - Consumer Confidence Risks - Political Risk - Debt Levels - Global Trade Tensions

Eventually This Bill Comes Due … It’s Past Due Recent Events Further Underscore The Need 15

Ryerson Takeaways 16 Moving Through and Looking Beyond The Pandemic Enhanced Operating Leverage Through Ongoing Operating Model Improvements Vastly Improved Asset Based Collateral  Improved Through-The-Cycle Leverage Strong Liquidity Profile Positive Cash Flow from Operating Activities Lower Structural Legacy Liabilities Optionality for Accelerated Deleveraging

YES, IT’S TIME TO BUILD #YITTB

Appendix

Q3 2020 Key Financial Metrics

Ryerson's performance amidst the continuing pandemic characterized by excellent cash flow generation alongside a strengthened balance sheet

	Net Sales	Gross Margin, excl. LIFO	Diluted Adjusted Earnings per Share	Adj. EBITDA, excl. LIFO	Cash from Operating Activities
Third Quarter	**$832M**	**16.7%**	**$0.31**	**$31M**	**$121M**
	+8% vs. Q2'20 *-25% vs. Q3'19*	*-10 bps vs. Q2'20* *+90 bps vs. Q3'19*	*+$0.95 vs. Q2'20* *+$0.07 vs. Q3'19*	*+$11M vs. Q2'20* *+$2M vs. Q3'19*	*+17M vs. Q2'20* *+38M vs. Q3'19*
First Nine Months	**$2.6B**	**17.0%**	**$0.09**	**$86M**	**$297M**
	-26% vs. YTD'19	*+50 bps vs. YTD'19*	*-$1.40 vs. YTD'19*	*-$57M vs. YTD'19*	*+166M vs. YTD'19*

A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix.

RYERSON

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Generating Significant Free Cash Flow Through The Cycle Improved operating profile expected to generate higher through-the-cycle quality of earnings & less cash flow generation volatility 20 Generated $1.2B of FCF despite business cycles and capital expenditures of $382M

Annual Financial Highlights A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix. Tons Sold (000’s) Average Selling Price Per Ton Gross Margin & Gross Margin, excl. LIFO Adjusted EBITDA, excl. LIFO Margin %

Quarterly Financial Highlights A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix. Tons Sold (000’s) Average Selling Price Per Ton Adjusted EBITDA, excl. LIFO Margin % Gross Margin & Gross Margin, excl. LIFO

Although our operations by their nature do not have a significant impact on the environment, we continue to: Purchase metal produced using recycled materials or scrap melted in electric arc furnaces and sell scrap to recyclers Use propane fuel to operate forklifts Install energy efficient lighting Utilize energy efficient diesel tractors Ryerson’s Commitment to our Employees and Communities Safety Community Support Sustainability We consistently outperform the Bureau of Labor Statistics, and, in the first nine months of 2020, our safety record as measured by OSHA’s TRI metric of total recordable incidents declined compared to the same period last year by over 40%, indicating that our workplace is becoming even safer and our culture of workplace safety is being internalized and embedded in our behaviors. The Ryerson Gives Back program supports active employee involvement in numerous local community volunteer activities, from serving in food kitchens to children’s causes and educational programs. Ryerson also awards college sponsorship and tuition reimbursement.

Experienced Management Team

31 Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain or loss on retirement of debt, loss on pension settlement, purchase consideration and other transaction costs, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense (income) from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies. Adjusted Net income (loss) and Adjusted Earnings (loss) per share is presented to provide a means of comparison with periods that do not include similar adjustments. Non-GAAP Reconciliation

Net income includes a vacation accrual adjustment of $11M in Q4 2019. ` Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO

Non-GAAP Reconciliation: Annual Net income includes gain on bargain purchase of $70M in 2018 for acquisition of CS&W and includes a favorable vacation accrual adjustment of $11M in 2019.

Non-GAAP Reconciliations: Adjusted Net Income & Net Debt